Exhibit 99.2


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Unaudited Pro Forma Combined Condensed Financial Statements Description.  1 - 2

Unaudited Pro Forma Combined Condensed Statement of Income for the Period   3
 and Year Ended December 31, 2005.

Unaudited Pro Forma Combined Condensed Balance Sheet as of December 31,     4
 2005.

Notes to the Unaudited Pro Forma Combined Condensed Statement of Income     5
 and Balance Sheet.

                           Dynamic Leisure Corporation
                          Unaudited Pro Forma Combined
                         Condensed Financial Statements

The following unaudited pro forma combined condensed financial statements relate to Dyneco Corporation, ("DynEco"), now known as Dynamic Leisure Corporation ("Dynamic"), the acquisition of all the issued and outstanding shares of capital stock of Dynamic Leisure Group, Inc, on January 13, 2006 and the acquisition of all the issued and outstanding shares of capital stock of Changes in L'Attitudes, Inc ("CLA"), on February 8, 2006.

On January 13, 2006, DynEco acquired all of the outstanding capital stock of Dynamic Leisure and Dynamic Leisure became a wholly owned subsidiary of DynEco. As consideration for its acquisition of the outstanding capital stock of Dynamic Leisure, DynEco issued an aggregate of 197,000 shares of its Series A Preferred Stock to the former shareholders of Dynamic Leisure.

Issuance of the Series A Preferred Stock in exchange for the outstanding capital stock of Dynamic Leisure pursuant to the Stock Exchange Agreement resulted in a change in control of DynEco where (a) the former shareholders of Dynamic Leisure acquired voting rights over approximately 83% of the currently outstanding voting securities of DynEco and (b) the designees of the former shareholders of Dynamic have been appointed as the executive officers and a majority of the board of directors. The Series A Preferred Stock converted into 6,566,667 shares of the common stock. At such time as DynEco's Articles of Incorporation were amended to increase the number of shares of common stock DynEco is authorized to issue sufficiently to permit full conversion of the Series A Preferred Stock. Currently outstanding options and warrants of Dynamic Were exchanged for options and warrants to purchase an aggregate of 1,493,887 shares of common stock, and the currently outstanding convertible promissory notes of Dynamic would become convertible into 1,386,111 shares of common stock.

On February 28, 2006, the Company filed Articles of Correction with the Secretary of State of Minnesota, to change the Company's name to Dynamic Leisure Corporation. These Articles were effective in the State of Minnesota at the close of business on March 3, 2006.

On January 31, 2006, shareholders approved a 1:30 reverse split of DynEco's common stock, to be effective at the close of business on March 3, 2006. As a result of the reverse stock split, every thirty (30) shares of the Company's common stock outstanding on the effective date was automatically combined into one (1) share. Except as provided with respect to fractional interests, no cash was paid or distributed as a result of the reverse stock split nor were any fractional shares issued as a result of the reverse stock split.

The historical financial statements of Dynamic Leisure Group, Inc. are for the period from May 16, 2005 (Inception) to December 31, 2005. The historical financial statements for DynEco Corporation and Changes in L'Attitudes are for the 12 months ending December 31, 2005. The financial statements of both DynEco and Dynamic have been adjusted for the subsequent affect of the 1:30 reverse stock split.

The CLA purchase price of $1,750,000 consists of a combination of cash ($640,000), shares of Dynamic Leisure common stock (340,000 shares), and a one-year secured Convertible Promissory Note in the principal amount of $600,000. The cash portion consists of $200,000 delivered at closing, with the balance to be delivered on or before June 9, 2006, following completion of audits of the financial statements of CLA for the years ended December 31, 2004, and 2005. The balance of the cash payment will be reduced by any trade payables in excess of short term liquid assets.

Additional shares of Dynamic Leisure common stock may be issued to owners of the Company, as part of any subsequent business acquisitions on or before December 31, 2006, issues to the acquiree/seller Dynamic Leisure common stock at a rate of less than $1.50 per share.

The Convertible Promissory Note is payable with interest at the rate of 9% per annum, and matures on February 7, 2007 ("Maturity Date"). The Promissory Note is convertible into Dynamic Leisure common stock, on or before the Maturity Date, at a rate of $1.50 per share. The conversion rate may be adjusted downward under certain circumstances, but no lower than $1.00 per share. Early repayment of the Convertible Promissory Note, may be required, based on certain levels of additional financing received, up to 100% of the outstanding principal balance if Dynamic receives in excess of $5,000,000 in cumulative net external financing. The Convertible Debenture is secured by a lien on the assets of CLA.

The unaudited pro forma combined condensed financial statements of income reflect the results of operations for the 12 months ended December 31, 2005 for DynEco and CLA and for the period May 16 (inception) to December 31, 2005 for Dynamic Leisure, with pro forma adjustments as if the acquisition of CLA had occurred at the beginning of the period (January 1, 2005), and as if the acquisition of Dynamic Leisure had occurred on May 16, 2005. The unaudited pro forma combined condensed balance sheet is based upon the purchase method of accounting and each company's individual historical financial position at December 31, 2005 with pro forma adjustments as if the acquisitions had occurred on December 31, 2005. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisitions, (b) factually supportable, and (c) expected to have a continuing effect.

These pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes, included in Dyneco's 2005 Form 10-KSB, Dynamic Leisure's audited financial statements, and CLA's audited financial statements.

The pro forma adjustments do not reflect anticipated additional benefits of revenue growth or cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisitions.

The unaudited pro forma combined condensed financial statements presented are for informational purposes only and do not necessarily represent what the Company's financial position or results of operations as of the dates or for the periods presented would have been had the acquisition occurred on such dates indicated, or to project the combined Company's financial position or results of operations for any future date or period. For purposes of preparing the Company's consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for CLA's assets and liabilities based upon the fair values thereof and the purchase price, including the costs of the acquisition. A final determination of the allocation of purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Therefore, the pro forma adjustments included in the pro forma combined condensed financial information should be treated as preliminary and being made solely for the purpose of preparing the pro forma combined condensed financial statements. Following an analysis of the fair value of CLA's assets and liabilities, any appropriate purchase accounting adjustments will be made and reported. The actual combined financial position and results of operations will likely differ, possibly significantly, from the pro forma amounts included herein.

Dynamic Leisure Corporation
Unaudited Pro Forma Combined Condensed Statement of Income
For the 12 months ended December 31, 2005
                                                                                                               Pro Forma
                                                                                                               Combined
                                                           Historical                                          Statement
                                              Historical    Dynamic      Historical     Acquisitions           of Income
                                              DynEco (a)   Leisure (a)   Changes (a)   Adjustments (a)   Ref     Total
                                              ----------   -----------   -----------   ---------------   ---   ----------
Revenue ...................................   $        -   $        -    $5,737,408       $      -             $5,737,408

Cost of revenue ...........................            -            -     4,701,541              -              4,701,541
                                              ----------   ----------    ----------       --------             ----------

Gross Profit ..............................            -            -     1,035,867              -              1,035,867

General and administrative expenses .......      497,968      455,954       835,801              -              1,789,723
                                              ----------   ----------    ----------       --------             ----------

Income from operations ....................   $ (497,968)  $ (455,954)   $  200,066       $      -             $ (753,856)


Other Income/(Expense)
  Interest income .........................        1,257            -        15,194              -                 16,451
  Interest expense ........................     (199,041)     (29,360)            -        (93,600)      (c)     (322,001)
  Other Income ............................      169,287            -             -              -                169,287
                                              ----------   ----------    ----------       --------             ----------

    Total Other Income/(Expense) ..........      (28,497)     (29,360)      15,194         (93,600)              (136,263)
                                              ----------   ----------    ----------       --------             ----------

    Income before taxes ...................     (526,465)    (485,314)      215,260        (93,600)              (890,119)

    Provision for income taxes ............            -            -             -              -       (d)            -
                                              ----------   ----------    ----------       --------             ----------

    Net income ............................   $ (526,465)  $ (485,314)   $  215,260       $(93,600)            $ (890,119)

Net Loss per share - Basic and Diluted ....   $    (0.47)  $     (.07)   $     (.63)      $      -             $    (0.11)

Weighted average number of shares
  outstanding during the period -
  basic and diluted .......................    1,125,327    6,566,667       340,000              -              8,031,994


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                            -3-

Dynamic Leisure Corporation
Unaudited Pro Forma Combined Condensed Balance Sheet
December 31, 2005
                                                                                                               Pro Forma
                                                               Historical                Acquisition           Combined
                                                 Historical     Dynamic     Historical   Adjustments         Balance Sheet
                                                 Dyneco (b)    Leisure (b)  Changes (b)      (b)       Ref       Total
                                                 -----------   -----------  -----------  -----------   ---   -------------
Cash ..........................................  $      (232)  $   19,563    $ 546,725   $ (200,000)   (e)   $   366,056
Short term investments, restricted ............            -            -       69,548            -               69,548
Prepaid travel ................................            -            -      142,110            -              142,110
Other Current Assets ..........................            -       19,136       18,467            -               37,603
                                                 -----------   ----------    ---------   ----------          -----------

  Total Current Assets ........................         (232)      38,699      776,850     (200,000)             615,317

Property and equipment, net ...................       33,418      646,713       54,455            -              734,586

Other Assets
  Debt issue costs, net .......................          521            -            -            -                  521
  Deposits ....................................       28,434        1,760            -            -               30,194
  Goodwill ....................................            -            -            -    1,682,892    (e)     1,682,892
                                                 -----------   ----------    ---------   ----------          -----------

  Total Other Assets ..........................       28,955        1,760            -    1,682,892            1,713,607
                                                 -----------   ----------    ---------   ----------          -----------

  Total Assets ................................  $    62,141   $  687,172      831,305   $1,482,892          $ 3,063,510



Current Liabilities
  Accounts payable and other accrued expenses .  $   366,575   $  148,126    $  57,613   $        -          $   572,314
  Deferred Revenue ............................            -            -      594,698            -              594,698
  Customer deposits ...........................            -            -      111,886            -              111,886
  Convertible promissory notes, net of discount      115,380      847,500            -      600,000    (e)     1,562,880
  Warrant liability ...........................      240,592            -            -            -              240,592
  Accrued Interest ............................       59,930       29,360            -            -               89,290
  Loans payable ...............................      213,640            -            -            -              213,640
  Notes Payable - Current .....................       37,216      140,000            -      440,000    (e)       617,216
                                                 -----------   ----------    ---------   ----------          -----------

  Total Current Liabilities ...................    1,033,333    1,164,986      764,197    1,040,000            4,002,516

Loans and Notes payable .......................      134,719            -            -            -              134,719
                                                 -----------   ----------    ---------   ----------          -----------

  Total Liabilities ...........................  $ 1,168,052   $1,164,986    $ 764,197   $1,040,000          $ 4,137,235

Stockholder's Equity
  Common Stock $.01 par value, 300,000,000
   shares authorized, 9,331,016 issued and
   outstanding ................................       11,580       65,666            -        3,400    (e)        80,646
  Paid in Capital .............................    7,543,532      (57,629)       7,500      506,600    (e)     8,000,003
  Stock subscription receivable ...............            -         (537)           -            -                 (537)
  Retained Earnings/(Accumulated Deficit) .....   (8,661,023)    (485,314)      59,608      (67,108)   (e)    (9,153,837)
                                                 -----------   ----------    ---------   ----------          -----------

  Total Stockholders' Equity ..................   (1,105,911)    (477,814)      67,108      442,892           (1,073,725)
                                                 -----------   ----------    ---------   ----------          -----------

  Total Liabiliites and Stockholders' Equity ..       62,141      687,172      831,305    1,482,892            3,063,510


See accompanying notes to unaudited pro forma combined condensed financial statements.

                                                            -4-

                           Dynamic Leisure Corporation
                      Notes to Unaudited Pro Forma Combined
                         Condensed Financial Statements

(a) The unaudited pro forma combined condensed statement of income reflects the combined historical financial statements of Dynamic Leisure Group, Inc. for the period from May 16, 2005 (inception) to December 31, 2005. The historical financial statements for DynEco Corporation and Changes in L'Attitudes, Inc., ("CLA") are for the 12 months ending December 31, 2005. The historical results are presented in the unaudited pro forma income statement as if the acquistions had occurred at the beginning of the period or for Dynamic, at its inception. The financial statements of both DynEco and Dynamic have been adjusted for the subsequent affect of a 1:30 reverse stock split.

The pro forma adjustments do not reflect benefits of additional revenue or reduced expenses from the combinations nor acquisition or integration costs subsequent to the acquisitions, which will cause actual earnings results that will vary from the pro forma earnings shown. A final determination of possible required purchase accounting adjustments has not yet been made, which could also affect the pro form earnings presented.

(b) The unaudited pro forma combined condensed balance sheet reflects the combined historical financial position of DynEco Corporation, Dynamic Leisure Group, Inc., and Changes in L'Attitudes, Inc., as if the acquisitions had occurred on December 31, 2005. Certain reclassifications were made from historical financial reports for comparability and consistency. Dynamic Leisure Group, Inc, was acquired through a share exchange agreement, in which no cash or new additional liabilities were assumed other then those already recorded by Dynamic or DynEco. CLA was acquired for a total purchase price of $1,750,000 consisting of $200,000 in cash, a short term note payable of 440,000, a convertible note payable of $600,000 and 340,000 shares of common stock, valued at $510,000.

(c) Adjustment represents interest income to finance the acquisition of CLA, as if amounts due for both a short term note payable of $440,000 and a convertible note payable in the amount of $600,000 were outstanding for the entire 12 month period, accruing interest at the 9% annual stated rate.

(d) There is no provision or benefit for income taxes recorded, based on the historical operating losses previously reported by DynEco and Dynamic.

(e) Under the purchase method of accounting, assets and liabilities are reported at their estimated fair value, which may result in an increase or decrease from previously reported amounts. There are no adjustments presented to the value of existing assets or liabilities of CLA, based on an initial valuation that they are already reported at their estimated fair value. However, the analysis of purchase accounting valuations is still continuing and may or may not result in future adjustments. The amount of the CLA purchase price that exceeded net assets is presented as goodwill, and prior CLA equity that represents the book value of net assets acquired was eliminated.

                                       -5-